EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                                  July 26, 1999


Merrill Lynch Technology Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey


Ladies and Gentlemen:

   We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File Nos. 33-42639 and 811-6407) of our opinion dated November 12, 1991 filed on November 13, 1991 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                                            Very truly yours,


                                                            /s/ BROWN & WOOD LLP
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                                                                BROWN & WOOD LLP